FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS JANUARY 26, 2021

2 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 CAUTIONARYSTATEMENT This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as the features, functionality, performance, availability, timing and expected benefits of AMD products, including AMD RyzenTM 5000 Series Mobile processors, AMD RadeonTM 6000 with RDNATM 2 architecture and 3rd Generation AMD EPYCTM processors, codenamed “Milan”; AMD’s financial outlook for the first quarter of 2021 and full year 2021, including revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of revenue, non-GAAP interest expense, taxes and other, non-GAAP taxes and diluted share count; and AMD’s leadership products, consistent execution, growing market share gains and strong financial returns which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this presentation are based on current beliefs, assumptions and expectations, speak only as of the date of this presentation and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; the ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; expected manufacturing yields for AMD’s products; the availability of essential equipment, materials or manufacturing processes; AMD's ability to introduce products on a timely basis with features and performance levels that provide value to its customers; global economic uncertainty; the loss of a significant customer; AMD's ability to generate revenue from its semi-custom SoC products; the impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; political, legal, economic risks and natural disasters; the impact of government actions and regulations such as export administration regulations, tariffs and trade protection measures; the impact of acquisitions, joint ventures and/or investments on AMD's business, including the announced acquisition of Xilinx, Inc. (Xilinx), and the failure to integrate acquired businesses; AMD’s ability to complete the Xilinx merger; the impact of the announcement and pendency of the Xilinx merger on AMD’s business; potential security vulnerabilities; potential IT outages, data loss, data breaches and cyber-attacks; uncertainties involving the ordering and shipment of AMD’s products; quarterly and seasonal sales patterns; the restrictions imposed by agreements governing AMD’s notes and the revolving credit facility; the competitive markets in which AMD’s products are sold; market conditions of the industries in which AMD products are sold; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third- party companies for the design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft Corporation and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; the potential dilutive effect if the 2.125% Convertible Senior Notes due 2026 are converted; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD's ability to generate sufficient revenue and operating cash flow or obtain external financing for research and development or other strategic investments; AMD's indebtedness; AMD's ability to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD's ability to repurchase its outstanding debt in the event of a change of control; the cyclical nature of the semiconductor industry; the impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; the efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s stock price volatility; worldwide political conditions; unfavorable currency exchange rate fluctuations; AMD’s ability to effectively control the sales of its products on the gray market; AMD's ability to adequately protect its technology or other intellectual property; current and future claims and litigation; potential tax liabilities; and the impact of environmental laws, conflict minerals-related provisions and other laws or regulations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2020. NON-GAAP FINANCIAL MEASURES In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and free cash flow. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For full year 2020, AMD used a non-GAAP tax rate of 3%, which excluded the direct tax impacts of pre-tax non-GAAP adjustments. For full year 2021, AMD uses a projected non-GAAP tax rate of 15%, which excludes the direct tax impacts of pre-tax non-GAAP adjustments, reflecting currently available information. AMD uses a projected cash tax rate of approximately 3% that includes the projected current income tax liability plus known foreign withholding tax obligations paid expressed as a percentage of non-GAAP profit before tax. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. This presentation also contains forward-looking non-GAAP measures concerning AMD’s financial outlook such as gross margin, operating expenses, interest expense, taxes and other. These forward-looking non-GAAP measures are based on current expectations as of January 26, 2021 and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its forward-looking statements made in this presentation except as may be required by law.

3 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 OUR JOURNEY Best-in-Class Growth Franchise Disruptive Solutions Combining CPUs and GPUs High-Performance Computing Leadership Strong and Predictable Execution

4 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 Driving Leadership PC Experiences and Gaming Solutions PC/GAMING SOLUTIONS Leadership Process, Packaging and Interconnect Technology ADVANCED TECHNOLOGY Delivering Multi-generational Leadership CPU and GPU Roadmaps INDUSTRY-LEADING IP Innovation in Cloud, Enterprise and Accelerated Computing DATA CENTER LEADERSHIP OUR LEADERSHIP TECHNOLOGY

OUR BEST EVER PRODUCT PORTFOLIO



AMD RYZEN
5000 Series Desktop

World's Fastest Gaming, Productivity and Content Creation Processors



AMD RYZEN
5000 Series Mobile

Leadership Performance and Advanced Battery Life For Ultrathin, Gaming and Commercial Notebooks



AMD EPYC

3rd Gen AMD EPYC™ extend performance and TCO advantages, launching Q1 2021



AMD RADEON

Performance and Power Efficiency with AMD RDNA™ 2 Architecture



SEMI-CUSTOM

Latest game consoles powered by "Zen 2" and AMD RDNA™

PERFORMANCE LEADERSHIP FROM NOTEBOOK TO DESKTOP TO DATA CENTER

5 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021

See endnotes R5K-002, R5K-050, R5K-033, CZM-11 and CZM-35

AMD

6 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 FINANCIAL ACCOMPLISHMENTS FY 2020 ▪ Record revenue of $9.76 billion, up 45% from 2019 ▪ Gross margin of 45% increased for the 5th straight year ▪ Net Income and EPS more than doubled from prior year • Operating income of $1.37 billion; non-GAAP operating income of $1.66 billion • Operating margin of 14%; non-GAAP operating margin of 17% • Net income of $2.49 billion; non-GAAP net income of $1.58 billion • Diluted EPS of $2.06; non-GAAP diluted EPS of $1.29 ▪ Operating cash flow of $1.07 billion, up 117% y/y Record free cash flow of $777 million, up 182% y/y ▪ Strong balance sheet with $2.29 billion in cash, cash equivalents and short-term investments $6.73 $9.76 FY 2019 FY 2020 +45% y/y Annual Revenue ($B)

7 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 1. See Appendices for GAAP to Non-GAAP reconciliation QUARTERLY SUMMARY Q4 2020¹ ▪ Record revenue of $3.24 billion, up 53% y/y and 16% q/q ▪ Gross margin of 45%, flat y/y and up 1 percentage point q/q ▪ OpEx of $881 million; Non-GAAP OpEx of $789 million ▪ Strong increase in profitability • Operating income of $570 million; non-GAAP operating income of $663 million • Operating margin of 18%; non-GAAP operating margin of 20% • Net income of $1.78 billion; non-GAAP net income of $636 million • Diluted EPS of $1.45; non-GAAP diluted EPS of $0.52 ▪ Operating cash flow of $554 million, up 25% y/y Record quarterly free cash flow of $480 million, up 20% y/y ▪ Cash, cash equivalents and short-term investments of $2.29 billion $2.13 $3.24 Q4 2019 Q4 2020 +53% y/y Quarterly Revenue ($B)

8 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 ▪ In Q4 2020, AMD released $1.3 billion of its $2.9 billion income tax valuation allowance. The release was driven by AMD’s strong financial results and outlook ▪ The valuation allowance release had a $1.3 billion benefit to Net Income and a $1.06 benefit to Q4 2020 earnings per share on a GAAP basis ▪ AMD reported a $1.2 billion net income tax benefit in Q4 2020 on a GAAP basis compared to a $35 million expense in Q4 2019 ▪ AMD’s non-GAAP effective tax rate for FY 2021 is expected to be 15%, while the cash tax rate is expected to be approximately 3% TAX UPDATES AND INFORMATION Q4 2020 AND FY 2021

9 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 COMPUTING AND GRAPHICS SEGMENT Q4 2020 ▪ Revenue of $1.96 billion ‒ Up 18% y/y and q/q primarily driven by strong sales of Ryzen™ processors ▪ Average Selling Price (ASP) ‒ Client processor ASP was lower y/y due to a higher mix of Ryzen mobile processor sales ‒ Client processor ASP was higher q/q driven by Ryzen desktop processor sales ‒ Radeon graphics product ASPs were higher y/y and q/q ▪ Operating income of $420 million ‒ Up $60 million y/y and $36 million q/q primarily driven by higher Ryzen processor sales ▪ Strategic news and highlights ‒ Desktop CPU revenue grew y/y and q/q driven by strong demand across our Ryzen processor family ‒ Record mobile CPU shipments grew y/y and q/q as Ryzen 4000 ramped to support 100 design wins launched in 2020 ‒ At CES 2021, launched Ryzen 5000 mobile processors featuring our “Zen 3” core with leadership performance and battery life; Ryzen 5000 notebook designs on track to increase by 50 percent compared to Ryzen 4000 series ‒ GPU sales grew q/q driven by the ramp of Radeon 6000 with RDNA 2 architecture

10 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 ENTERPRISE, EMBEDDED AND SEMI-CUSTOM SEGMENT Q4 2020 ▪ Revenue of $1.28 billion ‒ Up 176% y/y and 13% q/q driven by higher semi-custom and EPYC™ processor sales ‒ Record quarterly Server revenue as both Cloud and Enterprise sales grew q/q ‒ Semi-custom sales increased y/y and q/q based on strong demand for next-gen Sony and Microsoft game consoles ▪ Operating income of $243 million ‒ Up $198 million y/y and $102 million q/q primarily driven by higher revenue ▪ Strategic news and highlights ‒ Launched 28 new AMD EPYC processor-powered public cloud instances with Alibaba, AWS and Oracle ‒ In the enterprise, adoption of AMD-powered servers grew at Dell, HPE and Lenovo ‒ In HPC, AMD-powered supercomputers on the TOP500 list grew significantly including two systems in the Top 10 ‒ 3rd Gen AMD EPYC “Milan” processors are on track to publicly launch in March with very strong ecosystem support ‒ Semi-custom SoC sales are expected to be better than typical seasonality in 1H 2021 based on current strong demand

11 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 $1,272 $1,531 $1,801 $2,127 $1,786 $1,932 $2,801 $3,244 1000 1500 2000 2500 3000 3500 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 +53% y/y REVENUE TREND ($ IN MILLIONS) SIGNIFICANT Y/Y REVENUE GROWTH

12 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 41% 41% 43% 45% 46% 44% 44% 45% Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 +1pp q/q GROSS MARGIN TREND (GAAP AND NON-GAAP)¹ 1. See Appendices for GAAP to Non-GAAP reconciliation CONTINUED MARGIN EXPANSION

13 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 $0.01 $0.03 $0.11 $0.15 $0.14 $0.13 $0.32 $0.39 $1.06 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 A x is T it le (GAAP) $1.45 1 EARNINGS PER SHARE TREND SIGNIFICANT EPS GROWTH Y/Y AND Q/Q 1. In Q4 2020, AMD released $1.3 billion of its $2.9 billion income tax valuation allowance. The valuation allowance release had a $1.06 benefit to Q4 2020 earnings per share. See Slide 8 for additional information. Valuation Allowance Release

14 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 $0.06 $0.08 $0.18 $0.32 $0.18 $0.18 $0.41 $0.52 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 +$0.20 y/y EARNINGS PER SHARE TREND (NON-GAAP)¹ 1. See Appendices for GAAP to Non-GAAP reconciliation SIGNIFICANT EPS GROWTH Y/Y AND Q/Q

15 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 2020 2019 Y/Y Revenue $9,763M $6,731M Up 45% Gross Profit $4,347M $2,868M Up 52% Gross Margin % 45% 43% Up 2pp Operating Expenses $2,978M $2,297M Up 30% Operating Expenses/Revenue % 31% 34% Down 3pp Operating Income $1,369M $631M Up 117% Operating Margin % 14% 9% Up 5pp Net Income $2,490M $341M Up 630% Earnings Per Share1,2 $2.06 $0.30 Up 587% FY 2020 SUMMARY P&L – GAAP 1. In Q4 2020, AMD released $1.3 billion of its $2.9 billion income tax valuation allowance. The valuation allowance release had a $1.07 benefit to annual earnings per share. See Slide 8 for additional information. 2. See Appendices for share count reference.

16 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 2020 2019 Y/Y Revenue $9,763M $6,731M Up 45% Gross Profit $4,353M $2,874M Up 51% Gross Margin % 45% 43% Up 2pp Operating Expenses $2,696M $2,094M Up 29% Operating Expenses/Revenue % 28% 31% Down 3pp Operating Income $1,657M $840M Up 97% Operating Margin % 17% 12% Up 5pp Net Income $1,575M $756M Up 108% Earnings Per Share¹ $1.29 $0.64 Up 102% FY 2020 SUMMARY P&L – NON-GAAP¹ 1. See Appendices for GAAP to Non-GAAP reconciliation and share count reference

17 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 Q4'20 Q4'19 Y/Y Q3'20 Q/Q Revenue $3,244M $2,127M Up 53% $2,801M Up 16% Gross Profit $1,451M $949M Up 53% $1,230M Up 18% Gross Margin % 45% 45% Flat 44% Up 1pp Operating Expenses $881M $601M Up 47% $781M Up 13% Operating Expense/Revenue % 27% 28% Down 1pp 28% Down 1pp Operating Income $570M $348M Up 64% $449M Up 27% Operating Margin % 18% 16% Up 2pp 16% Up 2pp Net Income $1,781M $170 Up 948% $390M Up 357% Earnings Per Share1,2 $1.45 $0.15 Up 867% $0.32 Up 353% Q4 2020 SUMMARY P&L – GAAP 1. In Q4 2020, AMD released $1.3 billion of its $2.9 billion income tax valuation allowance. The valuation allowance release had a $1.06 benefit to Q4 2020 earnings per share. See Slide 8 for additional information. 2. See Appendices for share count reference.

18 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 Q4'20 Q4'19 Y/Y Q3'20 Q/Q Revenue $3,244M $2,127M Up 53% $2,801M Up 16% Gross Profit $1,452M $950M Up 53% $1,231M Up 18% Gross Margin % 45% 45% Flat 44% Up 1pp Operating Expenses $789M $545M Up 45% $706M Up 12% Operating Expense/Revenue % 24% 26% Down 2pp 25% Down 1pp Operating Income $663M $405M Up 64% $525M Up 26% Operating Margin % 20% 19% Up 1pp 19% Up 1pp Net Income $636M $383M Up 66% $501M Up 27% Earnings Per Share¹ $0.52 $0.32 Up 63% $0.41 Up 27% Q4 2020 SUMMARY P&L – NON-GAAP¹ 1. See Appendices for GAAP to Non-GAAP reconciliation and share count reference

Q4 AND FY 2020 SEGMENT RESULTS

	Q4'20	Q4'19	Y/Y	Q3'20	Q/Q	2020	2019	Y/Y
Computing and Graphics								
Net Revenue	$1,960M	$1,662M	Up 18%	$1,667M	Up 18%	$6,432M	$4,709M	Up 37%
Operating Income	$420M	$360M	Up 17%	$384M	Up 9%	$1,266M	$577M	Up 119%
Enterprise, Embedded and Semi-Custom								
Net Revenue	$1,284M	$465M	Up 176%	$1,134M	Up 13%	$3,331M	$2,022M	Up 65%
Operating Income	$243M	$45M	Up 440%	$141M	Up 72%	$391M	$263M	Up 49%
All Other Category								
Operating Loss	$(93M)	$(57M)	Down 63%	$(76M)	Down 22%	$(288M)	$(209M)	Down 38%
TOTAL								
Net Revenue	$3,244M	$2,127M	Up 53%	$2,801M	Up 16%	$9,763M	$6,731M	Up 45%
Operating Income	$570M	$348M	Up 64%	$449M	Up 27%	$1,369M	$631M	Up 117%

19 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021

AMD

20 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 Q4 AND FY 2020 SUMMARY BALANCE SHEET ITEMS Q4'20 Q4'19 Y/Y Q3'20 Q/Q Cash, Cash Equivalents and Short-term Investments $2,290M $1,503M Up $787M $1,771M Up $519M Accounts Receivable, Net $2,066M $1,859M Up $207M $2,134M Down $68M Inventories $1,399M $982M Up $417M $1,292M Up $107M Total Debt (principal amount)1 $338M $563M Down $225M $398M Down $60M Total Debt, Net1 $330M $486M Down $156M $373M Down $43M 1. See Appendices for Total Debt reconciliation STRONG BALANCE SHEET

FINANCIAL OUTLOOK – NON-GAAP[1]

	Q1 2021	FY 2021
Revenue	~$3.2 Billion +/- $100 Million	Growth of ~37% y/y
Gross Margin %	~46%	~47%
Operating Expenses Operating Expenses/Revenue %	~$830 Million	~26%
Interest Expense, Taxes and Other	~$105 Million	--
Effective Tax Rate	15% of pre-tax income	15% of pre-tax income
Cash Tax Rate	~3% of pre-tax income	~3% of pre-tax income
Diluted Share Count[2]	~1.23 billion shares	~1.24 billion shares

1. See Cautionary Statement on Slide 2. These forward-looking outlook statements and non-GAAP measures are based on current expectations as of January 26, 2021 and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law. All items, except revenue are on a non-GAAP basis. Adjustments to arrive at the GAAP financial outlook typically include stock-based compensation, non-cash interest expense related to convertible debt, income tax provision, equity (income) loss in investee, and other non-recurring items such as loss on debt redemption/conversion, impairment charges, acquisition-related costs and loss contingency on legal matters. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control; therefore, a reconciliation to equivalent GAAP measures is not practicable at this time.
2. Refer to Diluted Share Count overview in the Appendices

21 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 AMD

22 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 Q4 2020 SUMMARY Profitability & EPS Grew Significantly Y/Y and Q/Q Growth Driven by Ryzen, EPYC and Semi-Custom Record Quarterly Revenue Up 53% Y/Y, 16% Q/Q Record Quarterly Free Cash Flow

23 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 FY 2020 SUMMARY Net Income and EPS More Than Doubled Announced the proposed acquisition of Xilinx Record Annual Revenue Up 45% Y/Y Gross Margin Expanded to 45% up 190 bps Y/Y

24 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 BUILDING THE BEST Strong Shareholder Returns Execution Excellence Leadership Roadmaps Sustained Market Share Gains

25 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 APPENDICES Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin (Millions) Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 2019 2020 GAAP gross profit $ 521 $ 621 $ 777 $ 949 $ 818 $ 848 $ 1,230 $ 1,451 $ 2,868 $ 4,347 GAAP gross margin % 41% 41% 43% 45% 46% 44% 44% 45% 43% 45% Stock-based compensation 1 2 2 1 2 2 1 1 6 6 Non-GAAP gross profit $ 522 $ 623 $ 779 $ 950 $ 820 $ 850 $ 1,231 $ 1,452 $ 2,874 $ 4,353 Non-GAAP gross margin % 41% 41% 43% 45% 46% 44% 44% 45% 43% 45% Reconciliation of GAAP to Non-GAAP Operating Expenses (Millions) Q4'20 Q4'19 Q3'20 2020 2019 GAAP operating expenses $ 881 $ 601 $ 781 $ 2,978 $ 2,297 GAAP Operating Expenses/Revenue % 27% 28% 28% 31% 34% Stock-based compensation 78 56 75 268 191 Loss contingency on legal matter – – – – 12 Acquisition-related costs 14 – – 14 – Non-GAAP operating expenses $ 789 $ 545 $ 706 $ 2,696 $ 2,094 Non-GAAP Operating Expenses/Revenue % 24% 26% 25% 28% 31%

26 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 APPENDICES Reconciliation of GAAP Operating Income to Non-GAAP Operating Income (Millions) Q4'20 Q4'19 Q3'20 2020 2019 GAAP operating income $ 570 $ 348 $ 449 $ 1,369 $ 631 GAAP operating margin % 18% 16% 16% 14% 9% Stock-based compensation 79 57 76 274 197 Loss contingency on legal matter – – – – 12 Acquisition-related costs 14 – – 14 – Non-GAAP operating income $ 663 $ 405 $ 525 $ 1,657 $ 840 Non-GAAP operating margin % 20% 19% 19% 17% 12%

APPENDICES

Reconciliation of GAAP to Non-GAAP Net Income / Earnings Per Share

(Millions, except per share data)	Q1'19		Q2'19		Q3'19		Q4'19		Q1'20		Q2'20		Q3'20		Q4'20	
GAAP net income / earnings per share	$ 16	$ 0.01	$ 35	$ 0.03	$ 120	$ 0.11	$ 170	$ 0.15	$ 162	$ 0.14	$ 157	$ 0.13	$ 390	$ 0.32	$ 1,781	$ 1.45
Loss on debt redemption/conversion	8	0.01	–	–	40	0.03	128	0.10	–	–	–	–	38	0.03	16	0.01
Non-cash interest expense related to convertible debt	6	0.01	6	–	6	–	4	–	2	–	2	–	2	–	–	–
Stock-based compensation	41	0.04	45	0.04	54	0.04	57	0.05	59	0.04	60	0.05	76	0.06	79	0.06
Equity (income) loss in investee	1	–	–	–	(1)	–	–	–	–	–	(1)	–	(1)	–	(3)	–
Loss contingency on legal matter	5	–	7	0.01	–	–	–	–	–	–	–	–	–	–	–	–
Acquisition-related costs	–	–	–	–	–	–	–	–	–	–	–	–	–	–	14	0.01
Release of valuation allowance on deferred tax assets	–	–	–	–	–	–	–	–	–	–	–	–	–	–	(1,301)	(1.06)
Income tax provision (benefit)	(15)	(0.01)	(1)	–	–	–	24	0.02	(1)	–	(2)	–	(4)	–	50	0.05
Non-GAAP net income / earnings per share	$ 62	$ 0.06	$ 92	$ 0.08	$ 219	$ 0.18	$ 383	$ 0.32	$ 222	$ 0.18	$ 216	$ 0.18	$ 501	$ 0.41	$ 636	$ 0.52

Shares used and net income adjustment in earnings per share calculation	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20
Shares used in per share calculation (GAAP) (1)	1,094	1,109	1,117	1,188	1,224	1,227	1,215	1,226
Interest expense add back to GAAP net income (1)	$ -	$ -	$ -	$ 4	$ 4	$ 3	$ 1	$ -
Shares used in per share calculation (Non-GAAP)	1,195	1,210	1,212	1,216	1,224	1,227	1,230	1,232
Interest expense add back to Non-GAAP net income	$ 5	$ 5	$ 4	$ 2	$ 2	$ 1	$ 1	$ -

(1) Q1'19, Q2'19 and Q3'19 GAAP diluted EPS calculation did not include shares related to the assumed conversion of the Company's 2026 Convertible Notes and the associated interest expense add-back to net income under the "if converted" method as their inclusion would have been anti-dilutive. Q4'19, Q1'20 and Q2'20 GAAP diluted EPS calculation includes 31 million shares related to the assumed conversion of the Company's 2026 Convertible Notes and the associated $4 million, $4 million and $3 million interest expense, respectively, add-back to net income under the "if converted" method. The 53 million shares (28 million weighted-average) issued in exchange for $428 million of convertible debt in Q4'19 were not included as their inclusion would have been anti-dilutive. Q3'20 and Q4'20 GAAP diluted EPS calculation includes 11 million and 3 million shares, respectively, related to the assumed conversion of the Company's 2026 Convertible Notes and the associated $1 million and $0 million interest expense, respectively, add-back to net income under the "if converted" method. The 20 million (15 million weighted-average) and 8 million shares (6 million weighted-average) issued in exchange for $165 million and $60 million of convertible debt in Q3'20 and Q4'20, respectively, were not included as their inclusion would have been anti-dilutive.

27 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021

AMD

28 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 APPENDICES Reconciliation of GAAP to Non-GAAP Net Income / Earnings Per Share (1) FY’20 GAAP diluted EPS calculation includes 3 million shares related to the assumed conversion of the Company's 2026 Convertible Notes and the associated $1 million interest expense add-back to net income under the "if converted" method. The 28 million (21 million weighted-average) issued in exchange for $225 million of convertible debt in FY’20 were not included as their inclusion would have been anti-dilutive. FY’19 GAAP diluted EPS calculation did not include shares related to the assumed conversion of the Company's 2026 Convertible Notes and the associated interest expense add-back to net income under the "if converted" method as their inclusion would have been anti-dilutive. (Millions, except per share data) 2019 2020 GAAP net income / earnings per share $ 341 $ 0.30 $ 2,490 $ 2.06 Loss on debt redemption/conversion 176 0.15 54 0.04 Non-cash interest expense related to convertible debt 22 0.02 6 – Stock-based compensation 197 0.16 274 0.22 Equity income in investee – – (5) – Loss contingency on legal matter 12 0.01 – – Acquisition-related costs – – 14 0.01 Release of valuation allowance on deferred tax assets – – (1,301) (1.07) Income tax provision (benefit) 8 – 43 0.03 Non-GAAP net income / earnings per share $ 756 $ 0.64 $ 1,575 $ 1.29 Shares used and net income adjustment in earnings per share calculation Shares used in per share calculation (GAAP) (1) 1,120 1,207 Interest expense add back to GAAP net income (1) $ - $ 1 Shares used in per share calculation (Non-GAAP) 1,209 1,228 Interest expense add back to Non-GAAP net income $ 16 $ 4

APPENDICES

Share Count Overview

Shares (millions) [1]	Q1'20 Actual	Q2'20 Actual	Q3'20 Actual	Q4'20 Actual	2020 Actual	Q1'21 Estimate	2021 Estimate
Basic Shares	1,170	1,174	1,184	1,205	1,184	1,213	1,217
Dilutive impacts from:							
Employee Equity Grants [2]	23	22	20	18	20	17	15
Diluted Shares (without 2026 Convertible Notes)	1,193	1,196	1,204	1,223	1,204	1,230	1,232
2026 Convertible Notes – GAAP [3]	31	31	11	3	3	3	3
Diluted Shares (with 2026 Convertible Notes) – GAAP	1,224	1,227	1,215	1,226	1,207	1,233	1,235
2026 Convertible Notes – Non-GAAP [3]	31	31	26	9	24	3	3
Diluted Shares (with 2026 Convertible Notes) – Non-GAAP	1,224	1,227	1,230	1,232	1,228	1,233	1,235

The table above provides actual share count for Q1'20, Q2'20, Q3'20, Q4'20, FY 2020 and an estimate of share count that may be used when calculating GAAP and non-GAAP diluted earnings per share for Q1'21 and FY 2021.

(1) Share counts are weighted average shares.

(2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent upon the average stock price during the period. The Q1'20, Q2'20, Q3'20, Q4'20 and FY 2020 average stock price was $48.14, $52.87, $73.20, $85.71 and $65.05, respectively. The Q4'20 average stock price of $85.71 was assumed for the Q1'21 and FY 2021 estimates.

(3) The dilutive impact from the 2.125% Convertible Senior Notes due 2026 (2026 Convertible Notes) is based on the If-Converted method, where the interest costs associated with the 2026 Convertible Notes are added back to the Net Income and the shares underlying the 2026 Convertible Notes are assumed to be converted and are added to the share count. The impact from the 2026 Convertible Notes, if dilutive, is included in diluted EPS calculation. For the GAAP computation, the add-back to net income includes cash and non-cash interest expense, while only the cash interest expense is added back to the non-GAAP net income. The dilutive shares associated with the 2026 Convertible Notes reflect the weighted average shares subject to conversion during each period.

During Q4'20, 8 million shares of the Company's common stock were issued to convert $60 million of the outstanding 2026 Convertible Notes.

Moving forward, assuming positive earnings per share, the potential factors we expect may impact AMD's diluted share count include:

- On-going employee equity grants, and
- The 2026 Convertible Notes, which have 3 million underlying shares.

29 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021

AMD

30 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 APPENDICES Total Debt (Net) (Millions) Q4'20 Q4'19 Q3'20 7.50% Senior Notes due 2022 $ 312 $ 312 $ 312 2.125% Convertible Senior Notes due 2026 26 251 86 Total Debt (principal amount) $ 338 $ 563 $ 398 Unamortized debt discount associated with 2.125% Convertible Senior Notes due 2026 (7) (73) (23) Unamortized debt issuance costs (1) (4) (2) Total Debt (net) $ 330 $ 486 $ 373 Reconciliation of Operating Cash Flow to Free Cash Flow (Millions) Q4’20 Q4’19 2020 2019 Operating cash flow $ 554 $ 442 $ 1,071 $ 493 Purchases of property and equipment (74) (42) (294) (217) Free cash flow $ 480 $ 400 $ 777 $ 276

31 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 ENDNOTES R5K-002: Testing by AMD performance labs as of 9/2/2020 based on the average FPS of 40 PC games at 1920x1080 with the High image quality preset using an AMD Ryzen™ 9 5900X processor vs. Core i9-10900K. Results may vary. R5K-002 R5K-050: Testing by AMD Performance Labs as of December 11, 2020 using an AMD Ryzen 9 5900 and Intel Core i9-10900, each similarly configured and tested with an NVIDIA GeForce RTX 2080 Ti graphics card. Results may vary. R5K-050 R5K-033: Testing by AMD Performance Labs as of September 23, 2020 using a Ryzen 7 5800X, Ryzen 9 5900X, Ryzen 9 5950X and Core i9-10900K, each configured with DDR4-3600C16 memory and NVIDIA GeForce RTX 2080 Ti graphics in AutoCAD, Revit 2020 and SOLIDWORKS 2019. Benchmarks run at default settings. Results may vary. R5K-033 CZM-11:Testing by AMD Performance Labs as of 09/02/2020 utilizing an engineering platform configured with Ryzen 7 5800U and Ryzen 7 4800U processors, each with 32GB RAM, 512MB SSD, Radeon™ Graphics, and Win 10 vs. a similarly configured Dell XPS 7390 laptop with a Core i7-1065G7 processor, Integrated Graphics and 16GB RAM, in the following benchmarks: Cinebench R20 nT, Cinebench R20 1T and 3DMark Physics for gaming performance. Performance may vary. 3DMark is a registered trademark of Futuremark Corporation. CZM-11 CZM-35:Tested by AMD Labs in December 2020. The Ryzen 5000 series mobile processors are the fastest mobile processors with the highest-performing single-thread and multi-thread performance available on an x86 mobile processor, measured with Cinebench R.20 1T and Cinebench R20 nT respectively, using similarly configured systems with Ryzen 9 4900H, Ryzen 9 5980HX and Ryzen 5980HS processors vs i9-10980HK, Core i7-1185G7 processors. Performance may vary. CZM-35

32 FOURTH QUARTER & FULL YEAR 2020 FINANCIAL RESULTS | JANUARY 26, 2021 DISCLAIMERS AND ATTRIBUTIONS The information contained herein is for informational purposes only and is subject to change without notice. Timelines, roadmaps, and/or product release dates shown in these slides are plans only and subject to change. While every precaution has been taken in the preparation of this document, it may contain technical inaccuracies, omissions and typographical errors, and AMD is under no obligation to update or otherwise correct this information. Advanced Micro Devices, Inc. makes no representations or warranties with respect to the accuracy or completeness of the contents of this document, and assumes no liability of any kind, including the implied warranties of non-infringement, merchantability or fitness for particular purposes, with respect to the operation or use of AMD hardware, software or other products described herein. No license, including implied or arising by estoppel, to any intellectual property rights is granted by this document. Terms and limitations applicable to the purchase or use of AMD’s products are as set forth in a signed agreement between the parties or in AMD's Standard Terms and Conditions of Sale. ©2021 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, Radeon, Ryzen, EPYC and combinations thereof are trademarks of Advanced Micro Devices, Inc. Other product names used in this presentation are for identification purposes only and may be trademarks of their respective companies.